Exhibit 20.2

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

COLLECTIONS			DOLLARS

Payments received			52,697,028.69
Plus / (Less) :
Net Servicer Advances			864,161.95
Investment Earnings on funds in the Collection Account			47,228.29

Net Collections			53,608,418.93
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			265,576.75
Funds in Spread Account			7,517,730.10

Total Available Funds			61,391,725.78

DISTRIBUTIONS

Servicing Fee		1,493,055.00
Trustee and Other Fees		0.00

Total Fee Distribution			1,493,055.00
Note Interest Distribution Amount — Class A-1	1,085,055.38
Note Interest Distribution Amount — Class A-2	2,141,045.83
Note Interest Distribution Amount — Class A-3	2,177,666.67
Note Interest Distribution Amount — Class A-4	1,110,456.60

	6,514,224.48

Note Principal Distribution Amount — Class A-1	44,878,891.09
Note Principal Distribution Amount — Class A-2	0.00
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	44,878,891.09
Total Class A Interest and Principal Distribution			51,393,115.57

Note Interest Distribution Amount — Class B-1	335,609.38
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			335,609.38

Note Interest Distribution Amount — Class C-1	361,900.00
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			361,900.00

Note Interest Distribution Amount — Class D-1	308,045.83
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			308,045.83

Spread Account Deposit			7,500,000.00

Total Distributions			61,391,725.78

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

PORTFOLIO DATA:
	# of loans
Beginning Aggregate Principal Balance		71,899		1,250,000,000.00
Additional Funding		14,125		250,000,000.00

Less: Principal Payments			(18,773,690.42)
Full Prepayments		(1,507)	(23,726,521.28)
Partial Prepayments		—	—
Liquidations		(53)	(849,962.69)

				(43,350,174.39)

Ending Aggregate Principal Balance		84,464		1,456,649,825.61
Ending Outstanding Principal Balance of Notes				1,413,871,108.91

Excess (Current Overcollateralization Amount)				42,778,716.70
Overcollateralization Level				2.94%

Overcollateralization Amount				76,257,364.97

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance			7,500,000.00
Investment earnings on funds in spread account			17,730.10
Less: Funds included in Total Available Funds			(7,517,730.10)
Deposits			7,500,000.00
Excess Spread Amount			—

Ending Balance				7,500,000.00

Beginning Initial Deposit			7,500,000.00
Repayments			—

Ending Initial Deposit				7,500,000.00

Servicer Advances:
Beginning Unreimbursed Advances			—
Net Advances			864,161.95

				864,161.95

Net Charge-Off Data:
Charge-Offs			37,274.71
Recoveries			—

Net Charge-Offs				37,274.71

Delinquencies ( P&I):	# of loans
30-59 Days		364	4,094,608.38
60-89 Days		—	—
90-119 Days		—	—
120 days and over		—	—

Repossessions		4	31,147.35

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		—		—

Cumulative Charge-Off Percentage				0.00%

WAC				11.5857%
WAM				64.173

WFS FINANCIAL 2005-2 OWNER TRUST

Distribution Date Statement
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	265,000,000.00	265,000,000.00	44,878,891.09	220,121,108.91	45,963,946.47

A-2	435,000,000.00	435,000,000.00	0.00	435,000,000.00	2,141,045.83

A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	2,177,666.67

A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	1,110,456.60

B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	335,609.38

C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	361,900.00

D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	308,045.83

TOTAL	1,458,750,000.00	1,458,750,000.00	44,878,891.09	1,413,871,108.91	52,398,670.78

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.13625%	1,085,055.38	0.00	1,085,055.38	1,085,055.38	0.00

A-2	3.77000%	2,141,045.83	0.00	2,141,045.83	2,141,045.83	0.00

A-3	4.17000%	2,177,666.67	0.00	2,177,666.67	2,177,666.67	0.00

A-4	4.39000%	1,110,456.60	0.00	1,110,456.60	1,110,456.60	0.00

B-1	4.57000%	335,609.38	0.00	335,609.38	335,609.38	0.00

C-1	4.62000%	361,900.00	0.00	361,900.00	361,900.00	0.00

D-1	4.84000%	308,045.83	0.00	308,045.83	308,045.83	0.00

TOTAL		7,519,779.69	0.00	7,519,779.69	7,519,779.69	0.00

WFS FINANCIAL 2005-2 OWNER TRUST

Officer’s Certificate
for Collection Period ended April 30, 2005
for Distribution Date of May 17, 2005

Detailed Reporting

     See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of April 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Keith Palmer
Senior Vice President
Treasurer